Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

Still Company Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CO
Date of organization: 1/27/2016

Physical address of issuer:

1627 Vine Street
Denver CO 80206

Website of issuer:

http://stillcompany.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$200,000.00

Deadline to reach the target offering amount:

11/19/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 180 days from when filed with SEC.**

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$8,100.00	$0.00
Cash & Cash Equivalents:	$4,000.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$12,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($28,057.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Still Company Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Christopher Fisher	President	Still Company	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Christopher Fisher	President	2015
Christopher Fisher	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Christopher Fisher	500,000 shares of the company's common stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The company is an early stage business with very little or no operating history. Consequently, at the present time the company is without revenues and without profits and has accumulated an operating loss of more than $25,000 since its inception in January 20, 2015. Given the forgoing, there can be no assurance as to the likelihood of the company being ultimately successful. Potential investors are therefore cautioned to only consider the offering that the company is currently sponsoring if the investor is prepared to lose his or her entire investment.
>
> Christopher Fisher is the company's sole employee and all hopes for the company's success are dependent on Mr. Fisher's efforts. At present there are no individuals working with the company who might be able to step into Mr. Fisher's shoes should Mr. Fisher die or otherwise become disabled and become unavailable to perform the tasks and duties essential to the company's ultimate success. In addition, there is no "key man" insurance policy available to provide a source of funds from which investors could be repaid their investment and none is contemplated for the future.
>
> Given the "early stage" nature of the company's business, and the lack of any additional personal financial resources available from the company's founder, the company is, and will continue for the foreseeable future to be, dependent on outside investment to cover its operational and financial needs. However, no assurance can be given that the company will be successful in its efforts to obtain such outside investment.

As an early stage company the initial operations of the company will be dedicated to the development of products designed to set the company and its product offerings apart from the offering of its competitors. However, such development entails considerable risk of failure including that the company will be unable to succeed in its efforts to develop such products and even if it were able to do so that their introduction to the market would be successful. In this regard the company has competitors with significant resources and capabilities beyond those currently possessed by the company.

In addition to the foregoing, the company is subject to the following risks:

Adequacy of production and/or distribution of the company's products;

Technological factors such as possible obsolescence of the company's product offerings

Future litigation in which the company may become embroiled in an attempt to prevent others from infringing its intellectual property or in defending itself from claims of infringement by others.

Lastly, potential investors need to note that at present and for the foreseeable future voting control of the company will be vested in the founder and those individuals with whom he chooses to share such control. Additionally, at present there is no secondary or trading market for the company's securities and even if there were such a market it would likely be one in which such securities would be both thinly trade and priced low.

Still Company's sole founder and employee is not currently full time with the company. As such it is likely that Still Company will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Development of Still Company's augmented reality promotable application including the ability to capture the still shot, Simple tools to create a personal video of the experience, and a self-service platform for creating an Augmented Reality print product.

If we raise: **$75,000**

Use of Proceeds: Beginning development of the Web-to-print infrastructure for our StillCompany.com website.

If we raise: **$100,000**

Use of Proceeds: Finalization of our Web-to-print website platform in cooperation with our core developers.

If we raise: **$125,000**

Use of Proceeds: Refinement of our business model by enrolling into one of the top accelerator programs that will help us hone in on our go to market strategy utilizing AR technology.

If we raise: **$150,000**

Use of Proceeds: Marketing our products including Rich Media Content, SEO, SEM, Communications, Social Media Advertisement, Messaging, Branding, Licensing, and Professional Sponsorships.

If we raise: **$175,000**

Use of Proceeds: Initial working capital to purchase substrate inventory, office equipment, tools, workbenches, basic furniture, and communications software.

If we raise: **$200,000**

Use of Proceeds: Remaining funds will be reserved for capital equipment purchases including a UV Digital Flatbed Printer as well as a CNC Router.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	1,000,000	0	Yes	No
Common Stock	1,000,000	500,000	Yes	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$2 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Name the creditor: First National Bank Boulder Colorado, Amount owed:$12,000, Interest rate: 6.8%, maturity date: Should be due or payable on May 1st 2021, and any other material terms: Other material terms are contained in the loan documents and are believed by the issuer to be standard for this type of financial transaction.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

A loan was made to the company by the Owner and Founder Chris Fisher in the amount of $22,000 total. $10,000 of Mr. Fishers personal contribution was a cash exchange and requires no repayment. On April 20th a personal loan was taken out in the amount of $12,000. The loan will be paid, in full, by the end of the next 60 months at a 6.7% interest rate.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Still Company Inc. (the "issuer"), a Colorado corporation, is an early "seed-stage" startup company created by the filing of Articles of Incorporation with the Colorado Secretary of State on May 11, 2016. It is the successor-in-interest to a predecessor corporation, Still Company Incorporated, which itself was created by the filing of a Statement of Conversion with the Colorado Secretary of State on January 27, 2016. The filing of this Statement of Conversion was in furtherance of the conversion of yet another predecessor entity, Rigid Image LLC, into Still Company Incorporated. Still Company Incorporated itself was then later merged into Still Company Inc., the issuer, by the filing of a Statement of Merger with the Colorado Secretary of State on May 11, 2016.

Prior to May 1, 2015, the issuer's initial predecessor-in-interest, Rigid Image LLC, was a dormant entity, had little or no assets, liabilities or shareholder equity and had not engaged in any business operations. Immediately prior to May 1, 2015, Christopher Fisher, the sole Member of Rigid Image LLC, adopted a resolution, by unanimous written consent in lieu of a meeting, designating that the company's initial fiscal year commence on May 1, 2015 and end on April 30, 2016. Upon the conversion of Rigid Image LLC into Still Company Incorporated, Still Company Incorporated adopted Rigid Image LLC's fiscal year as its own fiscal year. Thereafter, at the time of the merger of Still Company Incorporated into Still Company Inc., on May 11, 2016, the Board of Still Company Inc. decided to adopt the same fiscal year as had been adopted by its immediate predecessor-in-interest, Still Company Incorporated.

At present, the issuer's fiscal year runs from May 1st of each year to April 30th of the following year, and issuer's financial statements have been prepared in manner consistent with, and to reflect, this election.

Additional Information Required by Question 28

1. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges.

Issuer is a early "seed-stage" startup company. Given the lack of significant operating history, under this Item 28, issuer believes it is appropriate for issuer to discuss the above items in relation to its initial year of operations

a. **Financial milestones**: The issuer has been operating for slightly more than one year. During the first year of operations, the only financial milestones that the issuer was able to achieve was to establish a bank checking account with First National Bank of Boulder and the issuer's founder, who is also the current President and CEO of the issuer, was able to secure, on behalf of the issuer, a $12,000 loan to cover the issuer's initial startup and legal costs. No other financial milestones were achieved during the issuer's first year of operations.

b. **Operational challenges**; Finalizing the issuer's business plan and business model canvas. This entailed developing resources to determine the appropriate technology to utilize in achieving the issuer's business objectives, identifying the relevant demographic and psychographics characteristics of potential customers in the targeted marketplace, and obtaining validation of the printing substrates to be utilized in producing the issuer's deliverable to its customers. In addition, other operational challenges consisted of working through the proof of concept and validating the technology usability regarding the incorporation of augmented reality attributes in the products which issuer will deliver to its customers.

c. **Liquidity challenges**: For all intents and purposes, the issuer is a seed stage startup company, with virtually no financial resources other than those that might be available from the issuer's founder and current President and CEO. Unfortunately, such resources are extremely limited and generally unavailable. In short, any genuine possibility for future liquidity insofar as the issuer's operations is concerned, lies in successful completion of multiple rounds of fundraising from third party investors.

d. **Other Challenges**: Issuer was notified about the availability of this JOBS Act Title III fundraising opportunity a mere 30 days ago. Assembling all of the information and data necessary to both make a presentable showing and to comply with all of the various legal requirements necessary to make the offering available on the effective date of the Title III program, i.e., May 16, 2016, has been an enormous and extremely complex challenge. The issuer's management is gratified that it has been able to do so despite the tremendous logistical and regulatory hurdles the issuer was required to overcome.

Forward-looking statements

The information set forth below pertains to future operations of the issuer and includes forecasts, projections and other predictive statements are based on the Still Company's assumptions and expectations in light of currently available information. More specifically, such forecasts, etc., are based on industry trends, circumstances involving potential clients and other factors, and they involve risks, variables and uncertainties. Still Company's actual performance in the future and financial results may differ from those discussed below. Consequently, no guarantee is presented or implied as to the accuracy of the specific information or forecasts, projections or predictive statements contained therein.

2. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital.

Issuer is a early "seed-stage" startup company. Given the lack of significant operating history, under this Item 28, issuer believes it is appropriate for issuer to discuss the above items in relation to its initial year of operations. Consistent with the foregoing, and in response to Item 2 immediately above, the issuer states the following:

Subject to the reality that issuer is an early "seed-stage" startup company with virtually no significant operating history, the issuer's management reasonably believes that historical results and cash flows are not, and will not, be representative of what investors should expect in the future. However, while the current SAFE offering, if successfully concluded, could provide issuer with capital sufficient to commence the activities which it has indicated it wishes to pursue in connection with achieving its business goals, there can be no guarantee that such offering proceeds will be sufficient or will be competently applied to actually achieve such results. At present, there are no known or pending sources of capital, other than capital which may become available to issuer as a consequence of a successful completion of the current SAFE offering.

3. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash.

Provided that the current SAFE offering is successfully concluded, proceeds from the offering will provide much needed liquidity for the issuer, in light of the fact that at present, prior to completion of the offering, issuer has little or no liquidity. It is without question that absent any proceeds from the SAFE offering, the issuer would not be able to continue with its development of its business and would be subject to substantial doubt about its ability to move forward as a "going concern". Issuer believes that, depending on how much it is able to raise pursuant to the current offering, the funds raised may be used either immediately or over the course of the subsequent fiscal year, i.e., the 12-months ending April 30, 2017.

4. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders.

At present, there are no other sources of capital available to the issuer including, without limitation, lines of credit or required contributions by shareholders.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://stillcompany.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

888-546-0325

SF / Boston



STILL COMPANY

High Quality Custom Wall Art Prints Brought to Life with Augmented Reality

WATCH VIDEO ▶

$3,600
raised of a $50K-$200K goal

Future Equity Agreement (SAFE)
$2m valuation cap; 10% discount

$100 min INVEST
Sent to escrow via Wefunder Portal LLC

SHARE TWEET PROFILE ASK QUESTION FOLLOW

WHAT WE DO

We enable people to print their memories on the coolest environmentally friendly surfaces like wood, styrene, metal, magnetics, & acrylic; but a customer's experience doesn't stop there. Once they have their print displayed, they hold their mobile device with the Still App loaded, & it reads the image like a thumbprint, recognizing it & instantly playing a video that goes with the image. Whether that be a child's first steps, an epic snowboarding moment, time with friends, anything.

OUR AMBITION

The first goal is to become the number one online custom print studio for wall art in the United States. Our real vision is an entirely new visual art and video interactive experience using our unique augmented reality system. We want to inspire new life experiences for our customers and give them the ability to relive or share those special moments with people who come into their physical space whether that's a home, business, or a common environment.

- Business Plan of the year for the state of Colorado.
- Tested and Proven Patent Pending Technology.
- SBDC Leading Edge Award Winner.
- Working with leaders in the Augmented Reality Industry.

DOCUMENTS

- Still_Company_Pitch_Deck.pdf
- Still_Company_Executive_Summary__1_.pdf
- Certificate_of_Good_Standing..pdf
- Still_Company_Use_of_funds.pdf
- Still_Company_Investment_Perks.pdf

website: stillcompany.com

WHY I LIKE STILL COMPANY

Everyone loves taking photos these days. The rapid advancements in digital cameras, combined with Still Company's patent-pending augmented reality embedding process, will position Still Company to be a preferred supplier to the increasingly demanding online consumer market for interesting and unusual self-generated photography by consumers who routinely document important (and often ordinary) moments in their lives. I have had the pleasure of meeting Chris and have experienced his Augmented Reality technology first hand and know it is extraordinarily innovative. The professionalism and talent that this young man possesses leads me to believe that, without a doubt, he will find a way to make Still Company both a financial and industry success story.



Raymond P. Burrasca

FOUNDER & PRIMARY ORGANIZER, COLORADO CROWDFUNDING

THE BUZZ ABOUT STILL COMPANY

Still Company has an incredible business idea that is going to completely transform the way people experience and interact with the photos they take and have printed. A photo will no linger be just a photo. I have no doubts that Chris is the guy to make it a reality.

Greg Durocher

CEO at Safe Ride 4 Kids, LLC and Denver Metro SBDC facilitator and consultant.

LIFE WORTH RELIVING

We deliver life, re-lived through custom prints on non-traditional materials made alive by augmented reality.







HOW IT WORKS

Our app will allow you to capture a moment; print on some of the most exciting, unique surfaces, such as wood, metal, glass, etc; and relive and share the moment through augmented reality.



Capture

With our app, you will be able to capture a video and image of an amazing moment in your life.



Print

We print high quality fine art on a variety of surfaces like acrylic, wood, and metal.



Hang

Hang your newly printed photo at home, at work, or give it as a gift.



Re-Live

Relive the memories by pulling up the video you associated with the image on our app.

THE HIGHEST QUALITY

Quality is our top priority. If the customer trusts our business to print one of their most treasured life moments, Still Company needs to insure that we are supplying the highest quality hand crafted print possible. We have taken this a step further. Everything we use is partially, if not
completely, recycled and sustainable print materials as well as out print process emitting virtually no Volatile Organic Compounds.





PRINT SURFACES TO CHOOSE FROM



Acryllic

A beautiful decorative display option for printing photos on a nontraditional medium. The UV cast acrylic is made utilizing 60% recycled plastics creating a high quality artistic product from what was once thought of as trash.



Magnetics

An innovative way to print and hang and even layer images for display. Customers can swap out their displayed print with ease - constantly changing the art on their walls! The magnetic substrate is made of 60% recycled plastic soda bottles.



Metal

Aluminum allows every print, regardless of color, to stand out among traditional framed or canvas prints. It displays photos with incredible detail, depth, and shows off rich, vibrant colors. The product is made up of two sheets of 60% recycled Aluminum sandwiching a 50% recycled plastic core.



Styrene

This is a truly economic offering that a customer can afford under any budget. Styrene offers a high durability and low cost material. It is 100% recyclable and biodegradable and is made up of 50% recycled material.



Wood

A rustic, yet elegant material that lets it's natural wood grain show through each printed image. We do not utilize the UV ink color white on any of the wood prints which will allow the individual grain pattern to be seen on each wood print. For every wood print we do, we plan to plant 5 trees in it's place.

SLIDE DECK


The Market
Camera tech is getting better, driving 16% CAGR in photos taken every year.
E-commerce image printing is growing 10% each year.
Our focus is to capture and change the canvas market with best fits AR Technology.
1.08 TRILLION
images captured


The Products
Wood
Acrylic
Metal
Magnetics
Styrene
Capture Image & Video
Order Prints
Hang Prints
Relive & Share the Memory
still


The Technology


The Business Model
250,000 Orders
x $70 = $14M
Average Sale
Revenue


The Customer


Customer Aquisition Channels
Partnerships
Digital
Word of Mouth
Events

Join us. Let's create a new visual experience together.

May 16th, 2016

One of the most exciting things about building a new business now, is that I get to partner with you. With the new laws, participating in building an amazing company is no longer limited to investors who look a certain way or make a certain amount of money. Now you, the hard working American that is the life blood of this country get to help me build something special.

I am passionate about Still Company because I see its potential to transform how we share memories. My generation is entering into a time of our lives where we're creating memorable life experiences every day. My whole dream was to provide a product that inspires the experience, captures the moment, and enables people to share them in personal way.

Sincerely,

Chris Fisher (President & CEO)

FOUNDER



Chris Fisher

CEO

Specializes in manufacturing and innovation, award winning business plan writer, passionate entrepreneur and President and CEO of Still Company.

AND THE REST OF THE TEAM



Raymond Burrasca

Advisor

FINANCE EXECUTIVE with more than 40 years of success in corporate finance-related positions.

Denver Metro SBDC

Advisor

The Denver SBDC helps clients pursue a career in business ownership and become active community contributors, job creators and wealth producers. Market Analysis, Business Planning, Finance Training.



Abram Sloss

Advisor

MBA graduate with over fifteen years of professional business experience ranging from strategic planning, financial management, business ownership, and public/private relationships.



Greg Durocher

Advisor

CEO of Safe Ride 4 Kids. Founder Overhaul Strategies, llc 13 Year Firefighter / Paramedic / Engineer

Q&A

What's new about what you're making? How is it different? ^

– COLLAPSE ALL

Still Company is redefining wall art for the consumer online image printing industry. Beyond our ability to print to new and innovative print mediums, we are the first to integrate a revolutionary technology called Augmented Reality which allow us to embed a video of our customer's experience into the printed wall art.

How big is the market? ^

InfoTrends' 2015 Worldwide Image report estimates that the global population took 1 trillion photos in 2015 and is estimated that over 1.3 trillion photos will be taken by 2017. The compound annual growth rate (CAGR) from 2014 to 2017 was 16.2%. At Still Company we believe there is a direct correlation between the increased amount of photo's being taken and the amount of photo's that will be printed. Furthermore, we relate this trend to the technological advancements of the digital camera technology which has drastically improved has over the past 5 years and is becoming more available. This has enabled many consumers with the ability to take higher quality photos that have the ability to be printed in wide format.

IBIS report for Online Photo Printing in the United States estimate that the industry generated revenues of $2.4 Billion in 2015 with an annual growth rate of 10.1% from 2009-2014. The U.S. Online Photo Printing industry is benefiting from a consumer shift toward photo sharing (Facebook, Instagram, Flicker, and Pinterest). During the past five years, social networks and links to other photo sharing sites encouraged consumers to store and print pictures through online channels. Greater internet accessibility benefited the online photo printing industry during the past five years. The number of broadband and mobile internet connections grew an annualized 19.8% and 36.8%.

Who are your competitors? How are you different? ^

Still Company recognizes that there are other competitors in the market for on-line print solutions focusing on custom wall-art decor. Our first and most notable differentiator is that we are the first to market an Augmented Reality experience by allowing our customers to embed a video of their life experience into the custom wall art. From a print material perspective, when we look at the rest of the market one of the major mistakes that many of our competitors have made is that they focus on one or two print mediums for their wall art offering. Woodsnap (wood), Fractureme (glass), Photosontile (tile), Acrylicimage (acrylic), Pictureitoncanvas (canvas and metal).

We understand that each of these competitors have built successful businesses around their core print offering. However, Still Company believes that many of them have sub-segmented themselves and have limited their ability to diversify in the future. At Still Company we have the philosophy that we want to empower the customer with creative print options as well as supplying a revolutionary new technology.

What do you understand about your business that others don't get? ^

According to studies presented at TechCrunch, Digi Capitol is forecasting that AR/VR could hit $150B revenue by 2020, with AR (Augmented Reality) taking the lion's share around $120 billion and VR (Virtual Reality) at $30 billion. So what is Augmented Reality and how could this innovative technology set Still Company apart from the entire online print industry? Augmented reality (AR) is the art of super-imposing computer generated content (images or video) over a live view of the world through a Hand-Held or Head-Mounted input device, thus providing a composite view of the integration of digital information with live video of the user's environment in real time. It is quite literally the practice of enhancing what's already around us.

The major question then becomes; is this technology cool or is the technology useful and practical in the real world. We relate our position of Augmented Reality to our Value Proposition in that we provide a customizable solution for customers to relive past life experiences through the art of image printing and provide an innovative new solution for telling the true story behind the art on their wall through AR video.

What's your biggest risk? What keeps you up at night?

Strengths are valuable but it is also important that we clearly understand the risks associated with starting our business in which Still Company must address. These weaknesses include: the high initial investment in purchasing the capitol equipment necessary for order fulfillment which will limit our businesses spending ability; the second highest initial investment in finalizing both our complex AR (Augmented Reality) application and web to print infrastructure; the lack of initial employee resources; and the limited financial means to market our business on the same scale as our largest competitors.

How do you earn money?

For customers that wish to decorate their walls with their own life experiences:

· We will offer customers a free introductory Still Company application that they can use to follow our AR (Augmented Reality) image posts on social media and create basic photo and video creations for future print purchases.

· Within the application they will be offered extended creative photo and video tools for additional fees ranging from $1 to $5.

· After their digital product is complete they will then be asked if they want to create an AR (Augmented Reality) pairing of the photo and video for a time based cloud storage fee of $5, $10, $20, or $40.

· Our print size offering will range from:

- $30.00 (8" x 10")
- $70.00 (16" x 20") Average Purchase Price
- $350.00 (30" x 40") Largest Standard Size
- $700.00 (45" x 90") Largest Custom Size Before Sourcing.

Why is Still Company awesome? Why you?

The founder has been relentlessly been perusing his vision for 3 years and refuses to let anything stop him. When this first started, it began as a dream to manufacture amazing wall art and to allow customers to express their own creativity by showing off their own life experiences. Fast forward 3 years later and Still Company now has a proven and patent pending ability to transform the way the world decorates it's walls.

So what types of material will you print on?

Good question, a bunch of cool stuff check it out:

Wood (Russian Birch-Gloss Plywood-3/4" Thick) has been chosen for the organic feel of the wood grain which will show through each printed image. We will not utilize the UV ink color white on any of the wood prints which will allow the individual grain pattern to be seen on each wood print. We have chosen to print on birch plywood because it is a sustainable wood that is grown and harvested mainly for the purpose of construction, assuring customers that their print has a minimal environmental impact. Additionally, for every wood print we sell Still company plans to pant 5 trees in it's place.

Acrylic (UV Cast Acrylic 1/4" Thick) has been chosen because it is a proven new-age decorative display option for printing photos on a nontraditional medium. Specifically, the mirror image will be printed on a backside of a sustainable piece of UV Acrylic and will be back finished and flame polished for a sustainable image print. From an environmental standpoint, the UV cast acrylic is made utilizing 60% recycled plastics creating a high quality artistic product from what was once thought of as trash.

Metal (Brushed Dibond Aluminum 1/4" Thick) has been chosen as a core print medium for the unique look of the brushed aluminum which allows every print, regardless of color or black and white, to stand out among traditional framed or canvas wrapped prints. This is a sophisticated new way for customers to display their photos with incredible detail and depth displaying all of the rich vibrant colors on brushed Dibond Aluminum. Additionally, from an environmental standpoint, Dibond is made up of two sheets of 60% recycled Aluminum that sandwich a 50% recycled plastic core.

Visual Magnetics Still Company will be the first to market VM as our 4th core print medium for the innovative way it allows end users to print directly to a material that can be magnetically hung and layered (4 different images) for display. This enables customers to swap out their displayed print as they wish. If a customer wishes to reorder new VM prints, they will be able to order only the print without the need to purchase a new InvisiLock backer which is hung on the wall. This will create repeat business and lower the reorder purchase price for customers. The magnetic substrate is both economically and environmentally friendly in that the material is made out of 60-70% recycled plastic soda bottles.

Styrene (1/4 Thick) has been chosen as a core print medium offering because we want to provide a truly economic offering that any American can afford under any budget. Due to the high durability and low cost nature of the Styrene material Still Company would like extent our print offering to include this material. Just as our other materials are environmentally conscious, this material is 100% recyclable and biodegradable. The Styrene itself is made up of 50% recycled materials.

Tell us about you?

My name is Chris Fisher (28 years old) located out of Denver Colorado and was born and raised in Norfolk Nebraska. I graduate from the University of Nebraska at Kearney with a degree from one of the top technical sales programs in the nation where I also played NCAA Baseball. After graduation I was hired on by an amazing corporation that put me on a 3-year rotational management program where I was relocated across the country and coached by some of the top professionals in their respective fields. During my development I was cross-trained in Professional Selling · Negotiation · Growth and Innovation · Continuous Improvement · Finance · Engineering · Operations and have a great appreciation for the training and development that I received.

My personal life consists of working out, joining my friends for concerts at Red Rocks Amphitheater, traveling, skiing and snowboarding, hiking in the mountains, and you guessed it photography.

I love what I do and I love the freedom my country affords me to pursue the American dream. If you have any other questions please let me know.

Are you full time?

I currently have a full-time job separate from Still Company. Because this is a seed round, much of these funds are reserved for technology finalization and initial working capitol. However, I still have other funding requirements for capitol equipment which are an additional $230,000 in expenditures. Still Company will most likely do an Small Business Administration loan for these equipment purchases. My plan, is to continue fulfilling my responsibilities to my current employer until January of 2017 and officially launch Still Company in March/April for full production.

How does your AR application/technology work?

Think of it this way, each image is unique in the same way each person's finger print is unique.

Still Company uses this theory, and by scanning the image and plotting over 20,000 individual points we are able to generate a code associated to each image.

We then assign that same code to the video associated with the image and park the video data on a cloud based server network.

That same scanning technology is used by the customer when they use our app and hold it in front of the printed still image. The application then to reaches in the cloud to recall the video with a matching code.

Are there other businesses similar to your offering?

Related to online image printing focused on wall art decor, yes Still Company has similar competitors on the market. However, we are setting ourself a part from the rest of the market by extending the print medium offering and supplying new-age print substrates. Additionally, we have developed a patent pending technology that will honestly make us the first of our kind.

Tell us how this all started.

The idea for Still Company started three years ago when I first moved to Denver and really just wanted to decorate the walls of my apartment with photos of my travels across the country. I remember the night I started the business plan and staring at the blank word document which later became the business plan of the year for the state of Colorado. Although most investors and lenders don't care to read a 50-page document, I have a strong belief that a goal without a plan is a wish and I plan to use my living document for the successful launch and growth of Still Company Inc.

Tell us about your production process. How long do you expect it to take for customer to receive their print order?

Still Company will be considered a 100% vertically integrated LEAN manufacture of our print products. From raw material to the final deliverable all processes will take place in-house. We will adopt a single piece kaizen work flow philosophy which requires the elimination of waste including: labor, overproduction, space, defects, unnecessary human motion, inventory, and transportation. However, SAFETY for our employees will be our #1 priority.

It's difficult to commit to a specific lead time for delivery and will be a little longer during the initial launch phase of the business. However, we can say that we hope to one day become one of the most agile suppliers delivering our products within a 7-12 day widow across the United States.

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Bobby Desarino May 19

Why do you use SAFE?

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INVESTMENT TERMS

Invest in Still Company with a **Future Equity Agreement (SAFE)** under these terms:

$2m	10%
valuation cap	discount rate

INVESTOR PERKS

Invest $250+ -Participate in the first group of test users during the App development. -Augmented Reality thank you post card to use with the App.

Invest $500+ -Participate in the first group of test users during the App development. -Augmented Reality thank you post card to use with the App. -Augmented Reality T-shirt to use with the App.

Invest $1,000+ -Participate in the first group of test users during the App development. -Augmented Reality thank you post card to use with the App. -Augmented Reality T-shirt to use with the App. -8"x12" Print on your choice of Wood, Acrylic, Metal, Visual Magnet, Styrene

Invest $2,500+ -Participate in the first group of test users during the App development. -Augmented Reality thank you post card to use with the App. -Augmented Reality T-shirt to use with the App. -16"x20" Print on your choice of Wood, Acrylic, Metal, Visual Magnet, Styrene

Invest $5,000+ -Participate in the first group of test users during the App development. -Augmented Reality thank you post cards to use with the App. -Augmented Reality T-shirt to use with the App. -2- 18" x 24" Print on your choice of Wood, Acrylic, Metal, Visual Magnet, Styrene

RISKS SPECIFIC TO STILL COMPANY

1. Still Company's sole founder and employee is not currently full time with the company. As such it is likely that Still Company will not make the same progress as it would were that not the case.

2. Lastly, potential investors need to note that at present and for the foreseeable future voting control of the company will be vested in the founder and those individuals with whom he chooses to share such control. Additionally, at present there is no secondary or trading market for the company's securities and even if there were such a market it would likely be one in which such securities would be both thinly trade and priced low.

3. In addition to the foregoing, the company is subject to the following risks:

Adequacy of production and/or distribution of the company's products;

Technological factors such as possible obsolescence of the company's product offerings

Future litigation in which the company may become embroiled in an attempt to prevent others from infringing its intellectual property or in defending itself from claims of infringement by others.

4. As an early stage company the initial operations of the company will be dedicated to the development of products designed to set the company and its product offerings apart from the offering of its competitors. However, such development entails considerable risk of failure including that the company will be unable to succeed in its efforts to develop such products and even if it were able to do so that their introduction to the market would be successful. In this regard the company has competitors with significant resources and capabilities beyond those currently possessed by the company.

5. Given the "early stage" nature of the company's business, and the lack of any additional personal financial resources available from the company's founder, the company is, and will continue for the foreseeable future to be, dependent on outside investment to cover its operational and financial needs. However, no assurance can be given that the company will be successful in its efforts to obtain such outside investment.

6. Christopher Fisher is the company's sole employee and all hopes for the company's success are dependent on Mr. Fisher's efforts. At present there are no individuals working with the company who might be able to step into Mr. Fisher's shoes should Mr. Fisher die or otherwise become disabled and become unavailable to perform the tasks and duties essential to the company's ultimate success. In addition, there is no "key man" insurance policy available to provide a source of funds from which investors could be repaid their investment and none is contemplated for the future.

7. The company is an early stage business with very little or no operating history. Consequently, at the present time the company is without revenues and without profits and has accumulated an operating loss of more than $25,000 since its inception in January 20, 2015. Given the forgoing, there can be no assurance as to the likelihood of the company being ultimately successful. Potential investors are therefore cautioned to only consider the offering that the company is currently sponsoring if the investor is prepared to lose his or her entire investment.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Still Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
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Have another question?

888-546-0325

SF / Boston



Chris Fisher

3rd

NA-Medical Market Leader- Power-Packer

Denver, Colorado | Industrial Automation

Current: Power-Packer US, A division of Actuant Corporation

Previous: Elliott Manufacturing, A division of Actuant Corporation, Marinco, A division of Actuant Corporation, Gardner Bender, A division of Actuant Corporation

Education: University of Nebraska at Kearney

Send Chris InMail

500+ connections

https://www.linkedin.com/in/chrisdavidfisher

Contact Info

Background

Summary

Power-Packer supplies specialized high-quality products, which include the development and manufacturing of (electro) hydraulic actuation systems for a large number of applications in the automotive, truck, marine, agriculture and medical market. Power-Packer develops, assembles and markets actuation systems for customers on a global basis including OEM's and Tier 1's in diverse end-markets.

Actuant Corporation is a $1.4B diversified industrial company with operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools, specialized products and services for energy markets, and highly engineered position and motion control systems.

POWER-PACKER®

Power-Packer

Actuant

Actuant

Experience

North American Medical Market Leader
Power-Packer US, A division of Actuant Corporation
August 2012 – Present (3 years 10 months) | Greater Denver Area

•Medical Key Account responsibility for motion control products throughout North America.

1 recommendation



Robert Bartelink
Global Sales Manager Medical at Power-Packer Europa B.V.

Chris is a dedicated and result focussed key account manager. He always finds a balance between the Voice Of Customer and Power-Packer's possibilities to serve the customer. Chris has a positive drive for innovation. View↓

Sales Engineer
Elliott Manufacturing, A division of Actuant Corporation
December 2011 – August 2012 (9 months) | Binghamton, NY

elliott manufacturing

Assignment: North American sales engineer focusing on remote mechanical valve opperation systems for the Oil, Gas, Water, Powergen, Petrochem, and other process industries.

• Market mapping our potential for remote mechanincal valve actuation applications in the industrial market.
• Transitioning our current product technologies to new market developments.
• Pressure test and Beta test new product devlopment for ROG.
• Establish new business opportunities for ROG through the distribution channel.

Sales Engineer
Marinco, A division of Actuant Corporation
April 2011 – December 2011 (9 months) | Milwaukee, WI

Assignment: Regional account manager supplying electrical products into the Marine and RV Industry while providing additional sales support to our global Aftermarket and OEM sales managers.

• Sales manager for a list of Aftermarket and OEM accounts throughout my given territory.
• Conducted and coordinated 7 wholesale distribution trade shows.
• Developed a market matrix for the entire marine/mobile SBU.
• Provided sales support to our global OEM and Aftermarket sales managers.

Sales Engineer
Gardner Bender, A division of Actuant Corporation
May 2010 – April 2011 (1 year) | Milwaukee WI

Assignment: Territory sales manager for professional electrical contractors' equipment working with authorized distributors to establish new sales opportunities.

• Collaborated with product management during new product launches focusing on idea generation, design, and commercialization.
• Designed and implemented 5 product promotions for distribution customers.
• Coordinated with product managers on voice of customer events for new product development.
• Participated in sales blitz with distributor sales teams.
• Created a recommended stock list for 10 product categories.
•Facilitated the onboarding of new rep agencies and various customers.

Sales Associate (Internship)
Consolidated Electrical Distributors
May 2009 – August 2009 (4 months) | Lincoln, Nebraska

This was an accredited summer internship. ITEC 475

• Inside Sales, outside sales, purchasing, receiving, shipping, delivery, inventory management, forecasting, customer relations, new vender onboarding, marketing promotion coordinator.

Courses

University of Nebraska at Kearney

- Industrial Branch Operations (ITEC 452)
- Automated Devices & Systems (ITEC 351)
- Industrial Management (ITEC 308)
- Applied Electronics (ITEC 320)
- Manufacturing/Distribution Relationships (ITEC 451)
- Leadership in Business & Technology (ITEC 408)
- Professional Selling (ITech 331)

Skills

38 Sales Management


34 Sales Operations


Education

University of Nebraska at Kearney
Bachelor of Science in Industrial Distribution, Technical Sales, 3.4
2006 – 2010

Activities and Societies: UNK-Industrial Distribution Organization, UNK-Collegient Athlete (Baseball)

7 courses

1 recommendation



Jim Toppen
Retired

Chris was a good student at UNK. He was always making sure he knew what was necessary to become successful. View↓

Additional Info

- **Personal Details**

Birthday October 7

- **Advice for Contacting Chris**

(262) 501-1539

Recommendations

Received (2)

North American Medical Market Leader

Power-Packer US, A division of Actuant Corporation



Robert Bartelink

Global Sales Manager Medical at Power-Packer Europa B.V.

"Chris is a dedicated and result focussed key account manager. He always finds a balance between the Voice Of Customer and Power-Packer's possibilities to serve the customer. Chris has a positive drive for innovation.

December 14, 2013, Robert managed Chris at Power-Packer US, A division of Actuant Corporation

Bachelor of Science in Industrial Distribution

University of Nebraska at Kearney



Jim Toppen

Retired

"Chris was a good student at UNK. He was always making sure he knew what was necessary to become successful.

May 14, 2012, Jim taught Chris at University of Nebraska at Kearney

Following

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